UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2018 (May 18, 2018)

NN, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23486	62-1096725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

207 Mockingbird Lane Johnson City, Tennessee	37604
(Address of principal executive offices)	(Zip Code)

(423) 434-8300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The 2018 annual meeting of the stockholders (the “Annual Meeting”) of NN, Inc. (the “Corporation”) was held on May 18, 2018. At the Annual Meeting, the following proposals were considered:

(1)	The election of three Class II directors to serve for a term of three years;

(2)	An advisory (non-binding) vote to approve the compensation of the Corporation’s named executive officers; and

(3)	An advisory vote to ratify the selection of PricewaterhouseCoopers LLP as the Corporation’s registered independent public accounting firm for the fiscal year ending in December 31, 2018.

The final voting results for each proposal are described below. For beneficial owners holding the Corporation’s common stock at a bank or brokerage institution, a “broker non-vote” occurred if the owner failed to give voting instructions, and the bank or broker was otherwise restricted from voting on the owner’s behalf.

Proposal 1

Three Class II directors were elected. The results of the election were as follows:

	For	Against	Withheld	Broker Non-Votes
Robert E. Brunner	24,214,064	0	676,307	1,929,650
Richard D. Holder	24,220,567	0	669,804	1,929,650
David L. Pugh	22,607,735	0	2,282,636	1,929,650

Proposal 2

The advisory (non-binding) vote on the executive compensation of the Corporation’s named executive officers was in favor of executive compensation. The results were as follows:

For	Against	Abstentions	Broker Non-Votes
24,333,982	347,408	208,981	1,929,650

Proposal 3

The Audit Committee’s selection of PricewaterhouseCoopers LLP as the Corporation’s registered independent public accounting firm for the fiscal year ending December 31, 2018 was ratified. The results of the vote were as follows:

For	Against	Abstentions
26,704,255	81,518	34,248

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2018

NN, INC.

By:	/s/ Matthew S. Heiter
Name:	Matthew S. Heiter
Title:	Senior Vice President, General Counsel